UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2012

(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Miami Valley Gaming & Racing, a joint venture of Delaware North Companies Gaming & Entertainment and Churchill Downs Incorporated (CDI), today completed the purchase of the harness racing licenses and certain assets held by Lebanon Trotting Club Inc. and Miami Valley Trotting Inc. The closing on the purchase and recent state and local approvals pave the way for construction to begin in the coming weeks on a new gaming and racing facility located near exit 29 off of Interstate 75 between Cincinnati and Dayton.

The new facility is expected to open in the first quarter of 2014, and will include a 5/8-mile harness racing track and an 186,000-square-foot gaming facility, featuring up to 2,500 video lottery terminals (VLTs), on the 120-acre site.
Miami Valley Gaming & Racing will invest approximately $215 million in the new facility, including the $50 million license fee payable to the Ohio Lottery Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 21, 2012 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

December 21, 2012	/s/ Alan K. Tse By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary